UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 20 578 7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Arrangements of Certain Officers

On August 20, 2019, Mr. Mark Simmonds accepted a director position on the Board of Directors of Natur International Corp. (“Company”), pursuant to a proposal to appoint him as a director approved by the Board of Directors on July 8, 2019. Mr. Simmonds will fill an existing vacancy on the Board of Directors.

Mr. Simmonds was a Conservative Party politician and Member of Parliament from 2001 to March 2015. He was also a Minister in the UK Foreign and Commonwealth Office from September 2012 to August 2014. Between 2015-2018, Mr. Simmonds has been a Senior Advisor to Kroll Inc, since April 2015 he has been the Chairman of the Advisory Board of the Global Investment platform Invest Africa, from 2015 to 2016 he has been the Chairman of Fincomeco, a company providing business and technological solutions aimed at food security and economic diversity for Africa and a non-exec director of Bloc Commodities since November 2014 an Advisory Board Member of the Commonwealth Investment Council, and since 2017 a Board Member of Engender Health, a women’s health organization. Since 2018 he has also been chairman of GIG technology He became an associate of the Royal Institution of Chartered Surveyors in 1987. He worked as a surveyor for Savills from 1986 to 1988 and was a partner in Strutt & Parker from 1988 to 1996. He was a director of Hillier Parker from 1997 to 1999 and a chairman of Mortlock Simmonds Brown from 1999 until becoming an MP.

Mr. Simmonds will be compensated through an agreement with Mortlock Securities Ltd. under which he will be paid an annual fee of €24,000, payable monthly, and an additional €1,000 per day for every day that he devotes to preparation for his board duties, up to a maximum of €15,000 per month. The per diem includes compensation for services as a committee member and working on other projects or services for the board of directors and Company. The Company has offered to Mr. Simmonds an option grant for the right to purchase up to 5,816,273 shares of the common stock of the Company, at a purchase price per share of $0.038, vesting in equal quarterly installments in advance, up to one-third of the total grant per year. This offer is in consideration with Mr. Simmonds which he may accept at his sole discretion. The agreement provides for Mortlock Securities Ltd. to enter into a shareholder’s agreement that will provide for transfer restrictions which will include board pre-approval of transfer, automatic dilution, and tag and drag rights. The agreement provides for Mr. Simmonds not to engage in any business that competes with that of the Company or own a greater than 5% interest in any competing company.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Item No.	Description
10.01	Employment arrangements between Mortlock Securities Ltd. and the registrant regarding Mark Simmonds dated August 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: September 3, 2019	By:	/s/ Ruud Huisman
	Name:	Ruud Huisman
	Title:	Chief Financial Officer

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